UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 2002

                            FOAMEX INTERNATIONAL INC.
                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


       Delaware                     0-22624                      05-0473908
       Delaware                     1-11432                      05-0475617
       Delaware                     1-11436                      22-3182164
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)                File Number)               Identification No.)


1000 Columbia Avenue, Linwood, PA                                   19061
-------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (610) 859-3000




                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.
        -------------

     On March 6, 2002, Foamex L.P. and Foamex Capital Corporation issued a press release relating to their proposed offering of $200 million of senior secured notes. The press release is attached as an Exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

     (c)  Exhibits

          Exhibit Description

          99.1 Press Release of Foamex L.P. and Foamex Capital Corporation, dated March 6, 2002

Item 9. Regulation FD Disclosure.
        -------------------------

     Foamex International Inc. ("Foamex International"), Foamex L.P. ("Foamex") and Foamex Capital Corporation have provided the following information in connection with a private offering of securities.

     The matters described in this filing contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The use of words in this document, such as "anticipates," "intends," "plans," "believes," "estimates," "expects" and similar expressions, is done to identify forward-looking statements. Foamex International, Foamex and Foamex Capital Corporation have based these forward-looking statements on their current expectations and projections about future results, and the actual results may differ materially from those anticipated in such statements. Forward-looking statements are affected by risks, uncertainties and assumptions that Foamex International, Foamex and Foamex Capital Corporation make about, among other things, the results of the audit for the year ended December 31, 2001, their ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, their capital and debt structure (including various financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in their documents filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this filing, or elsewhere, speaks only as of the date on which it is made. Foamex International, Foamex and Foamex Capital Corporation assume no obligation to update such information.

      Transactions
      ------------

     Foamex recently announced a proposed offering of senior secured notes. The following transactions will take place simultaneously with the closing of the offering of senior secured notes and, together with the offering, will be referred to collectively in this report as the "Transactions."

     (1) Foamex International will contribute to Foamex all of the equity interests in Foamex Carpet Cushion LLC, formerly Foamex Carpet Cushion, Inc. ("Foamex Carpet"). As a result, Foamex Carpet will become a wholly owned subsidiary of Foamex. This transaction is referred to in this report as the "Contribution."

     (2) Foamex will amend its senior secured credit facility to provide for approximately $185.7 million in term loans, including the existing term loans and a new Term E Loan of approximately $31.6 million (which will be used to repay all of Foamex Carpet's outstanding promissory note), and a $125.0 million revolving credit facility with approximately $43.5 million estimated to be drawn at closing. As amended, the senior secured credit facility and the revolving credit facility under it are referred to in this report as the "Amended Credit Facility" and the "New Revolving Credit Facility," respectively.

     (3) Foamex will use the net proceeds from the offering of the senior secured notes and borrowings under the New Revolving Credit Facility to repay a portion of its outstanding term loans (including the Term E
          Loan) and all of its outstanding revolving indebtedness under its existing credit facility.

     The closing of the offering of senior secured notes is conditioned upon the closing of the Amended Credit Facility and the completion of the Contribution.

     Operational Reorganization Plan
     -------------------------------

     Foamex International launched an operational reorganization plan (the "Operational Reorganization Plan") relating to its wholly owned subsidiaries, Foamex and Foamex Carpet, in December 2001 to reduce operating costs and accelerate revenue growth. The Operational Reorganization Plan covers (1) plant rationalizations, (2) reducing administrative costs throughout operations by centralizing support functions and eliminating 100 salaried positions during 2002, (3) implementing programs to reduce manufacturing, distribution, raw material and logistics costs, (4) implementing a program to analyze customer base profitability, sales people efficiency and the ability to effectively market to potential new customers, and (5) reducing costs to improve the effectiveness of customer service operations.

     These actions resulted in restructuring and other charges of approximately $35.4 million ($33.2 million relating to Foamex and $2.2 million relating to Foamex Carpet) during the fourth quarter of 2001, of which approximately $18.4 million ($17.7 million relating to Foamex and $0.7 million relating to Foamex Carpet) was non-cash. Foamex anticipates that the majority of the cash costs will be incurred in 2002. Foamex estimates that these activities will result in incremental EBDAIT of approximately $20.0 million in 2002 and approximately $30.0 million in 2003 for Foamex and Foamex Carpet on a combined basis.

     Recent Developments
     -------------------

     Foamex expects pro forma net sales of at least $305.0 million for the fourth quarter of 2001, compared with $296.3 million in the fourth quarter of 2000. Foamex expects pro forma EBDAIT to be at least $29.0 million for the fourth quarter of 2001, compared with $32.3 million for the fourth quarter of 2000. At December 31, 2001, Foamex had pro forma total debt of approximately $666.6 million. For a definition of EBDAIT, see note (1) to the Unaudited Pro Forma Statements of Operations.

     For the year ended December 31, 2001, Foamex expects pro forma net sales of at least $1,247.0 million, compared with $1,257.8 million for the year ended December 31, 2000. Foamex expects pro forma EBDAIT to be at least $134.6 million for the year ended December 31, 2001, compared with $141.9 million for the year ended December 31, 2000.

     All information in this "Recent Developments" section is on a combined basis after giving effect to the contribution of Foamex Carpet to Foamex. The foregoing data are unaudited and are based on estimates prepared by management. The data are subject to the completion of the audit of our consolidated financial statements for the year ended December 31, 2001, and the actual results may differ from those stated herein.

     Availability of Raw Materials
     -----------------------------

     The two principal chemicals used in the manufacture of flexible polyurethane foam are toluene diisocyanate, or "TDI," and polyol. Some suppliers of TDI and polyol have informed Foamex that they will seek to raise prices in the first six months of 2002. There can be no assurance that other suppliers will not increase raw material prices in the future or that Foamex will be able to implement selling price increases to offset any raw material cost increases.

     Claims from Our Customers
     -------------------------

     Foamex recently discovered that some mattresses containing foam supplied by it had a discernible odor. The cause of the odor was traced to chemicals from one supplier used in the manufacture of the foam. This supplier has advised Foamex that the odor was attributable to a change in its chemical manufacturing process, which has since been corrected. Foamex has received claims from some of its customers for costs purportedly associated with the odorous foam, and an agreement has been reached with this chemical supplier regarding the terms of and manner in which this supplier will reimburse Foamex for certain obligations it may have to its customers relating to these claims, as well as for internal costs. Under this agreement, this supplier will pay Foamex a fixed sum in exchange for eliminating certain future claims it may have against this supplier and obligating Foamex to indemnify this supplier for certain claims that may be brought against it by others, including customers of Foamex. The ultimate amounts of these third party claims and the amount of internal costs are uncertain. There can be no assurance that this supplier's payments to Foamex will be sufficient to cover all payments that Foamex may be required to make to third parties in respect of their claims, to cover all related internal costs or that indemnification obligations to this supplier will not be material. Consequently, there can be no assurance that these claims and costs relating to this matter will not have a material adverse effect on Foamex's consolidated financial position, results of operations and cash flows.

     Shareholder Litigation Settlement
     ---------------------------------

     As previously disclosed, a purported derivative and class action, In re Foamex International Inc. Shareholders Litigation (the "Delaware Action"), was filed on behalf of Foamex International and its stockholders, and originally named as defendants Foamex International, certain of its current and former directors and officers, Trace International Holdings, Inc., the principal stockholder of Foamex International at the time, and a Trace International affiliate. A proposed settlement of the Delaware Action is subject to court approval, which, if obtained, will resolve all outstanding shareholder litigation against Foamex International and its current and former directors and officers. In early January 2002, two shareholders filed objections to the settlement. The settlement hearing was held on February 15, 2002 but was not concluded. On February 27, 2002, the Delaware court informed the parties that it would approve the settlement. Approval of the settlement may be appealed by the objectors. The settlement involves no admissions or findings of liability or wrongdoing by Foamex International or any individuals.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

     Set forth in the following tables are certain unaudited pro forma consolidated financial information for Foamex as of September 30, 2001 and for the nine-month periods ended September 30, 2000 and September 30, 2001, the year ended December 31, 2000 and the twelve months ended September 30, 2001.

     The  unaudited  pro  forma  financial   information  gives  effect  to  the
Transactions, which include:

     o the amendment of Foamex's senior secured credit facility to provide for term loans, including a new Term E Loan (assumed to be in an amount equal to the amount outstanding under Foamex Carpet's outstanding promissory note as of September 30, 2001), and the New Revolving Credit Facility;

     o    the Contribution;

     o    the offering of the notes; and

     o the application of the proceeds from the offering of the notes and borrowings under the Amended Credit Facility to repay a portion of Foamex's term loans, to repay all of the outstanding indebtedness under the existing revolving credit facility, to repay Foamex Carpet's outstanding indebtedness and to pay fees and expenses associated with the Transactions.

     The unaudited pro forma balance sheet as of September 30, 2001 gives effect to the Transactions as if they had occurred on September 30, 2001. The unaudited pro forma statements of operations for the nine months ended September 30, 2000 and September 30, 2001, for the year ended December 31, 2000 and for the twelve months ended September 30, 2001 give effect to the Transactions as if they had occurred at the beginning of 2000. The pro forma financial information does not give effect to any cost savings, expenses or other adjustments related to the Operational Reorganization Plan.

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by Foamex's management. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. The unaudited pro forma financial information should be read in conjunction with the most recent annual, quarterly and current reports filed by Foamex International, Foamex and Foamex Capital Corporation with the Securities and Exchange Commission.

                                   FOAMEX L.P.

                   Unaudited Summary Pro Forma Financial Data


                                                 Year Ended           Nine Months Ended           Twelve Months Ended
                                                December 31,             September 30,                September 30,
                                                    2000              2000            2001               2001
                                                ------------        --------      --------         ------------------
                                                                     (Dollars in thousands)
Statement of Operations Data:
Net sales..................................     $1,257,778          $961,506      $942,334           $1,238,606

Gross profit...............................        172,025           135,438       138,481              175,068

Selling, general and administrative expenses        68,478            53,647        58,906               73,737

Income from operations.....................         97,279            75,727        79,371              100,923

Net income.................................         13,792            11,429        20,011               22,374

Other Financial Data:

EBDAIT (1).................................     $  141,827          $109,562      $105,633           $  137,898

Depreciation and amortization..............         36,628            26,757        25,448               35,319

Capital expenditures.......................         23,593            18,957        17,159               21,795

Cash interest expense (2)..................         77,428            58,436        53,314               72,306

EBDAIT margin (1)..........................          11.28%            11.39%        11.21%               11.13%

Ratio of EBDAIT to cash interest expense...           1.83x             1.87x         1.98x                1.91x

Ratio of total debt to EBDAIT..............                                                                4.97x

Ratio of senior secured debt to EBDAIT (3).                                                                3.12x

Ratio of earnings to fixed charges (4).....                                                                1.25x

                                                                                        As of September 30, 2001
                                                                                        ------------------------

Balance Sheet Data:

Cash and cash equivalents..................                                                    $  7,063

Total assets...............................                                                     814,242

Total debt.................................                                                     684,746

---------------------------------

(1) EBDAIT consists of income from operations plus depreciation and amortization, restructuring and other charges (credits) and income (loss) from equity interest in joint ventures. There is no standard for the calculation of EBDAIT and other companies may calculate EBDAIT or similar measures using different methods. EBDAIT does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. EBDAIT margin is calculated by dividing EBDAIT by net sales. EBDAIT does not include any impact of the Operational Reorganization Plan.

(2) Cash interest expense consists of interest and debt issuance expense, net of amortization of debt issuance costs, debt premium, deferred swap adjustment and gain and debt discount.

(3) Senior secured debt includes total debt less our 9 7/8% senior subordinated notes due 2007 and 13 1/2% senior subordinated notes due 2005.

(4) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income (loss) from continuing operations before income taxes, income from equity interest in joint venture and extraordinary items and fixed charges (adjusted for interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of debt issuance cost and the portion of rental expense (which we have calculated to be one-third of rental expense) that is representative of the interest factor in these rentals.

                                   FOAMEX L.P.

                        UNAUDITED PRO FORMA BALANCE SHEET
                            As of September 30, 2001

                                                      Historical  Adjustments                      Pro Forma
                                         Historical     Foamex        for           Combined      Adjustments     Pro Forma
                                           Foamex       Carpet    Combination       Entities     for Financing  for Financing
                                         ------------------------------------------------------------------------------------
                                                                       (Dollars in thousands)
Assets
Current assets:
 Cash and cash equivalents............   $  6,632      $ 2,764                     $  9,396      $(2,333) (1)     $  7,063
 Accounts receivable, net of allowance
      for doubtful accounts and
      discounts.......................    172,935       36,188                      209,123                        209,123
 Inventories..........................     94,246        4,018                       98,264                         98,264
 Accounts receivable from related
      parties ........................     14,108            -     $(13,726) A          382                            382
 Other current assets.................     13,380        1,189                       14,569         (250) (2)       14,319
                                         --------      -------     --------        --------      -------          --------
      Total current assets........        301,301       44,159      (13,726)        331,734       (2,583)          329,151
Property, plant and equipment, net....    207,244        8,963                      216,207                        216,207
Cost in excess of net assets acquired,
     net of accumulated amortization..    179,555       31,441                      210,996                        210,996
Debt issuance costs, net of
     accumulated amortization.........      9,871        2,804                       12,675       18,423  (3)       31,098
Other assets..........................     26,395        2,072                       28,467       (1,677) (4)       26,790
                                         --------      -------     --------        --------      -------          --------
 Total assets.........................   $724,366      $89,439     $(13,726)       $800,079      $14,163          $814,242
                                         ========      =======     ========        ========      =======          ========

Liabilities and Partners' Deficiency/
 Stockholder's Equity
 Current liabilities:
Current portion of long-term debt.....   $  5,436      $     -                     $  5,436      $(3,207) (5)     $  2,229
Current portion of long-term
     debt-related party...............          -       17,550                       17,550      (17,550) (6)            -
Accounts payable......................    136,981        8,518                      145,499                        145,499
Accounts payable to related parties...          -       13,726     $(13,726) A            -                              -
Accrued employee compensation and
   benefits...........................     20,795        1,458                       22,253                         22,253
Accrued interest......................     10,573          220                       10,793       (2,333) (7)        8,460
Accrued customer rebates..............      9,878        9,152                       19,030                         19,030
Other accrued liabilities.............     35,157        3,010                       38,167        4,137  (8)       42,304
                                         --------      -------     --------        --------      -------          --------
   Total current liabilities..........    218,820       53,634      (13,726)        258,728      (18,953)          239,775
Long-term debt........................    623,700            -                      623,700       58,817  (9)      682,517
Long-term debt, net - related parties.          -       21,060                       21,060      (21,060) (6)            -
Accrued employee benefits.............     33,691          676                       34,367                         34,367
Other liabilities.....................     13,308        1,648                       14,956                         14,956
                                         --------      -------     --------        --------      -------          --------
   Total liabilities..................    889,519       77,018      (13,726)        952,811       18,804           971,615
                                         --------      -------     --------        --------      -------          --------
 Partners' deficiency/stockholder's
 equity:
 Common stock.........................          -            -                            -                              -
 Additional paid-in capital...........          -       49,597      (49,597) B            -                              -
 General partners.....................   (113,263)           -       12,421  B     (100,842)      (4,641) (10)    (105,483)
 Limited partners.....................          -            -                            -                              -
 Accumulated deficit..................          -      (37,176)      37,176  B            -                              -
 Accumulated other comprehensive loss.    (40,179)                                  (40,179)                       (40,179)
 Notes and advances receivable from
 partner..............................     (2,490)           -                       (2,490)                        (2,490)
 Notes receivable from related party..     (9,221)           -                       (9,221)                        (9,221)
      Total partners' deficiency/
          stockholder's equity........   (165,153)      12,421                     (152,732)      (4,641)         (157,373)
                                         --------      -------     ---------       --------      -------          --------
 Total liabilities and partners'
    deficiency/ stockholder's equity .   $724,366      $89,439     $(13,726)       $800,079      $14,163          $814,242
                                         ========      =======     ========        ========      =======          ========

          See accompanying Notes to Unaudited Pro Forma Balance Sheet.

                                   FOAMEX L.P.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in thousands)

A Adjustment to eliminate intercompany balances by and between Foamex and Foamex Carpet.

B Adjustment to record the contribution of Foamex Carpet to Foamex and the resulting elimination of Foamex Carpet's equity balances.

1.   Adjustment to reflect the sources and uses of cash as follows:
     Net proceeds from the offering of the Notes..........................................................  $183,000
     Initial proceeds from Term E Loan ...................................................................    38,610
     Net proceeds from New Revolving Credit Facility......................................................    26,524
     Repayment of existing revolving credit facility......................................................  (118,024)
     Repayment of term loans..............................................................................   (91,500)
     Repayment of Foamex Carpet Promissory Note...........................................................   (38,610)
     Payment of accrued interest..........................................................................    (2,333)
                                                                                                            --------
        Total adjustment to cash and cash equivalents.....................................................  $ (2,333)
                                                                                                            ========

2.   Adjustment to write-off Foamex's prepaid agency fees associated with the extinguished debt...........  $   (225)
     Adjustment to write-off Foamex Carpet's prepaid agency fees associated with the extinguished debt....       (25)
                                                                                                            --------
        Total adjustment to other current assets..........................................................  $   (250)
                                                                                                             ========

3.   Debt issuance costs associated with refinancing paid at closing......................................  $ 21,137
     Debt issuance costs associated with refinancing paid prior to closing................................     1,677
     Write-off debt issuance costs associated with extinguished debt......................................    (4,391)
                                                                                                            --------
        Total adjustment to debt issuance costs, net of accumulated amortization..........................  $ 18,423
                                                                                                            ========

4.  Adjustment to reclassify debt issuance costs paid prior to closing.

5.  Adjustment  to reflect   the  current  portion of  long-term  debt after the
    transaction.

6. Adjustment to reflect repayment of the current portion of long-term debt-related party in connection with the transaction.

7. Adjustment to reflect the payment of accrued interest on debt extinguished in connection with the transaction.

8.  Adjustment to accrue additional debt issuance costs not paid at closing.

9.  Adjustment to reflect the proceeds of this offering and the amendment of our existing senior secured credit facility and the use of proceeds as follows:
    Proceeds from the offering of the Notes...............................................................  $200,000
    Proceeds from Term E Loan ............................................................................    38,610
    Proceeds from borrowings under New Revolving Credit Facility..........................................    26,524
    Long-term debt repaid in connection with the Transactions.............................................  (209,524)
    Adjustment to reflect the long-term portion of debt after the Transactions............................     3,207
                                                                                                            --------
        Total adjustment to long-term debt................................................................  $ 58,817
                                                                                                            ========

10. Adjustment to reflect the write-off of debt issuance costs in connection with the early extinguishment of long-term debt......................................................................  $ (4,391)
    Adjustment to write-off prepaid agency fees associated with the extinguished debt.....................      (250)
                                                                                                            --------
        Total adjustment to general partner's deficiency..................................................  $ (4,641)
                                                                                                            ========

                                   FOAMEX L.P.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      Nine months ended September 30, 2001

                                                                                       Pro Forma
                                         Historical    Adjustments      Pro Forma      Adjustments
                           Historical      Foamex         for           Combined           for          Pro Forma
                             Foamex        Carpet      Combination      Entities        Financing      for Financing
                           ----------    ----------    -----------      ---------      -----------     -------------
                                                            (Dollars in Thousands)

Net sales................   $877,890      $176,829     $(112,385) (2)   $942,334                         $942,334

Cost of goods sold.......    756,749       159,489      (112,385) (2)    803,853                          803,853
                            --------      --------     ---------        --------        -------          --------

Gross profit.............    121,141        17,340                       138,481                          138,481

Selling, general and
     administrative
     expenses............     47,896        10,910                        58,806        $   100 (4)        58,906

Restructuring and other
     charges.............        191            13                           204                              204
                            --------      --------     ---------        --------        -------          --------

Income from operations...     73,054         6,417                        79,471           (100)           79,371

Interest and debt
     issuance expense....     45,730         3,370                        49,100          7,229 (5)        56,329

Income from equity
     interest in joint
     venture.............        610             -                           610                              610

Other expense, net.......     (1,003)         (507)                       (1,510)                          (1,510)
                            --------      --------     ---------        --------        -------          --------

Income before provision
     for income taxes....     26,931         2,540                        29,471         (7,329)           22,142

Provision for income
     taxes...............      2,031           518          (418) (3)      2,131                            2,131
                            --------      --------     ---------        --------        -------          --------

Income before
     extraordinary items.   $ 24,900      $  2,022     $     418        $ 27,340        $(7,329)         $ 20,011
                            ========      ========     =========        ========        =======          ========

Other Financial Data:

EBDAIT(1)................   $ 97,099      $  8,634                      $105,733        $  (100)         $105,633

Cash provided by
     operations..........     65,650         9,394                        75,044         (7,494)           67,550

Depreciation and
     amortization........     23,244         2,204                        25,448                           25,448

    See accompanying Notes to Unaudited Pro Forma Statements of Operations.

                                   FOAMEX L.P.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      Nine months ended September 30, 2000

                                                                                              Pro Forma
                                               Historical    Adjustments      Pro Forma      Adjustments     Pro Forma
                                 Historical      Foamex         for           Combined           for            for
                                   Foamex        Carpet      Combination      Entities        Financing      Financing
                                 ----------    ----------    -----------      ---------      -----------     ---------
                                                                  (Dollars in thousands)
Net sales......................   $889,579      $203,324     $(131,397)(2)     $961,506                       $961,506

Cost of goods sold.............    773,997       183,468      (131,397)(2)      826,068                        826,068
                                  --------      --------     ---------         --------       -------         --------

Gross profit...................    115,582        19,856                        135,438                        135,438

Selling, general and
     administrative expenses...     42,329        11,241                         53,570       $    77 (4)       53,647

Restructuring and other charges      5,621           443                          6,064                          6,064
                                  --------      --------     ---------         --------       -------         --------

Income from operations.........     67,632         8,172                         75,804           (77)          75,727

Interest and debt issuance
     expense...................     52,105         4,550                         56,655         4,889 (5)       61,544

Income from equity interest in
     joint venture.............      1,014                                        1,014                          1,014

Other expense, net.............       (926)         (184)                        (1,110)                        (1,110)
                                  --------      --------     ---------         --------       -------         --------

Income before provision for
     income taxes..............     15,615         3,438                         19,053        (4,966)          14,087


Provision for income taxes.....      2,558           333          (233)(3)        2,658                          2,658
                                  --------      --------     ---------         --------       -------         --------

Income before extraordinary
     items.....................   $ 13,057      $  3,105     $     233         $ 16,395       $(4,966)        $ 11,429
                                  ========      ========     =========         ========       =======         ========

Other Financial Data:

EBDAIT(1)......................   $ 98,919      $ 10,720                       $109,639       $   (77)        $109,562

Cash provided by operations....     65,572         3,932                         69,504        (2,708)          66,796

Depreciation and amortization..     24,652         2,105                         26,757                         26,757

     See accompanying Notes to Unaudited Pro Forma Statements of Operations.

                                   FOAMEX L.P.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          Year ended December 31, 2000

                                                Historical    Adjustments       Pro Forma       Pro Forma
                                  Historical      Foamex          for            Combined      Adjustments       Pro Forma
                                    Foamex        Carpet      Combination        Entities     for Financing    for Financing
                                  ----------    ----------    -----------       ---------     -------------    -------------
                                                                    (Dollars in thousands)
Net sales......................   $1,161,017     $270,898     $(174,137)(2)    $1,257,778                      $1,257,778

Cost of goods sold.............    1,016,643      243,247      (174,137)(2)     1,085,753                       1,085,753
                                  ----------     --------     ---------        ----------     -------          ----------

Gross profit...................      144,374       27,651                         172,025                         172,025

Selling, general and
     administrative expenses...       54,240       14,134                          68,374     $   104 (4)          68,478

Restructuring and other charges        6,019          249                           6,268           -               6,268
                                  ----------     --------     ---------        ----------     -------          ----------

Income from operations.........       84,115       13,268                          97,383        (104)             97,279

Interest and debt issuance
     expense...................       69,259        5,970                          75,229       6,350 (5)          81,579

Income from equity interest in
     joint venture.............        1,652            -                           1,652                           1,652

Other expense, net                    (1,330)        (220)                         (1,550)                         (1,550)
                                  ----------     --------     ---------        ----------     -------          ----------

Income before provision for
     income taxes..............       15,178        7,078                          22,256      (6,454)             15,802

Provision for income taxes.....        1,910          743          (643)(3)         2,010                           2,010
                                  ----------     --------     ---------        ----------     -------          ----------

Income before extraordinary
     items.....................   $   13,268     $  6,335     $     643        $   20,246     $(6,454)         $   13,792
                                  ==========     ========     =========        ==========     =======          ==========

Other Financial Data:

EBDAIT(1)......................   $  125,587     $ 16,344     $       -        $  141,931     $  (104)         $  141,827

Cash provided by operations....       46,697        6,167                          52,864      (3,571)             49,293

Depreciation and amortization..       33,801        2,827                          36,628                          36,628

     See accompanying Notes to Unaudited Pro Forma Statements of Operations.

                                   FOAMEX L.P.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     Twelve months ended September 30, 2001

                                                 Historical    Adjustments    Pro Forma       Pro Forma
                                   Historical      Foamex          for        Combined        Adjustments      Pro Forma for
                                     Foamex        Carpet      Combination     Entities      for Financing       Financing
                                   ----------    ----------    -----------    ---------      -------------     -------------
                                                                        (Dollars in thousands)
Net sales......................     $1,149,328    $244,403     $(155,125)(2)  $1,238,606                         $1,238,606

Cost of goods sold.............        999,395     219,268      (155,125)(2)   1,063,538                          1,063,538
                                    ----------    --------     ---------      ----------        -------          ----------

Gross profit...................        149,933      25,135                       175,068                            175,068

Selling, general and
     administrative expenses            59,807      13,803                        73,610        $   127 (4)          73,737

Restructuring and other charges            589        (181)                          408                                408
                                    ----------    --------     ---------      ----------        -------          ----------

Income from operations.......           89,537      11,513                       101,050           (127)            100,923

Interest and debt issuance
     expense...................         62,884       4,790                        67,674          8,690 (5)          76,364

Income from equity interest in
     joint venture.............          1,248           -                         1,248              -               1,248

Other expense, net.............         (1,407)       (543)                       (1,950)             -              (1,950)
                                    ----------    --------     ---------      ----------        -------          ----------

Income before provision for
     income  taxes.............         26,494       6,180                        32,674         (8,817)             23,857

Provision for income taxes.....          1,383         928          (828)(3)       1,483                              1,483
                                    ----------    --------     ---------      ----------        -------          ----------

Income before extraordinary
     items.....................     $   25,111    $  5,252     $     828      $   31,191        $(8,817)         $   22,374
                                    ==========    ========     =========      ==========        =======          ==========

Other Financial Data:

EBDAIT(1)......................     $  123,767    $ 14,258                    $  138,025        $  (127)         $  137,898

Cash provided by operations             46,775      11,629                        58,404         (8,357)             50,047

Depreciation and amortization           32,393       2,926                        35,319                             35,319

     See accompanying Notes to Unaudited Pro Forma Statements of Operations.

                                   FOAMEX L.P.
             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                             (Dollars in thousands)


(1) EBDAIT consists of income from operations plus depreciation and amortization, restructuring and other charges (credits) and income (loss) from equity interest in joint venture. There is no standard for the calculation of EBDAIT and other companies may calculate EBDAIT or similar measures using different methods. EBDAIT is the primary basis used by our management to measure the operating performance of our businesses. EBDAIT does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

(2)  Elimination of intercompany sales by and between Foamex and Foamex Carpet.

(3) Adjustment to Foamex Carpet's income tax expense reflecting Foamex's partnership tax status.

(4) Write-off of unused bank fees under the existing Foamex and Foamex Carpet credit facilities.

                                                                                                     Year
                                                                    Nine Months Ended                Ended      Twelve Months Ended
                                                               ------------------------------     ------------  -------------------
                                                               September 30,    September 30,     December 31,      September 30,
                                                                   2001              2000             2000                2001
                                                               -------------    -------------     ------------  -------------------
(5)  Additional cash interest expense on the notes(a).......      $16,500          $16,500           $22,000          $22,000

     Additional cash interest expense on Term E Loan........        1,777            2,109             2,823            2,491

     Elimination of cash interest expense on Revolving Loans       (5,752)          (7,003)           (9,375)          (8,124)

     Elimination of cash interest expense on Term B Loan....       (1,516)          (1,822)           (2,441)          (2,135)

     Elimination of cash interest expense on Term C Loan....       (1,421)          (1,699)           (2,276)          (1,998)

     Elimination of cash interest expense on Term D Loan....       (2,088)          (2,490)           (3,335)          (2,933)

     Elimination of cash interest expense on Foamex Carpet
       Promissory Note.....................................        (2,339)          (2,887)           (3,825)          (3,277)
                                                                  -------          -------           -------          -------

       Subtotal pro forma cash interest expense
         adjustment........................................         5,161            2,708             3,571            6,024
                                                                  -------          -------           -------          -------

     Amortization of deferred financing costs--the notes...         1,200            1,200             1,608            1,608

     Amortization of deferred financing costs--Amended
       Credit Facility.....................................         1,655            1,703             2,123            2,075

     Elimination of amortization of deferred financing
       costs--Foamex Carpet Promissory Note................          (787)            (722)             (952)          (1,017)
                                                                  -------          -------           -------          -------

       Subtotal pro forma non cash interest
         expense adjustment................................         2,068            2,181             2,779            2,666
                                                                  -------          -------           -------          -------

     Total pro forma interest and debt issuance expense
       adjustment..........................................       $ 7,229          $ 4,889           $ 6,350          $ 8,690
                                                                  =======          =======           =======          =======

     Cash interest expense consists of interest and debt issuance expense net of amortization of debt issuance cost, debt premium, deferred swap adjustment and gain and debt discount.

-------------------------------------------------------------------------------

(a) The calculation of cash interest expense on the notes assumes an interest rate of 11%. If this rate were to be 0.25% higher or lower, cash interest expense would increase or decrease by $375 for the nine months ended
     September 30, 2001 and 2000 and by $500 for the year ended December 31, 2000 and twelve months ended September 30, 2001.

                                INDEX TO EXHIBITS


99.1 Press Release of Foamex L.P. and Foamex Capital Corporation dated March 6, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2002

                                  FOAMEX INTERNATIONAL INC.


                                  By: /s/ Michael D. Carlini
                                      -----------------------------
                                      Name:  Michael D. Carlini
                                      Title: Senior Vice President - Finance,
                                             Chief Accounting Officer


                                  FOAMEX L.P.
                                  By:  FMXI, INC.,
                                       its Managing General Partner


                                  By: /s/ Michael D. Carlini
                                      -----------------------------
                                      Name:  Michael D. Carlini
                                      Title: Senior Vice President



                                  FOAMEX CAPITAL CORPORATION


                                  By:  /s/ Michael D. Carlini
                                      -----------------------------
                                      Name:  Michael D. Carlini
                                      Title: Senior Vice President